UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  May 27, 2004
                         Date of earliest event reported

                               BIZCOM U.S.A., INC.
             (Exact name of registrant as specified in its charter)


         Florida                      0-49812                 65-0681772
(State or other jurisdiction        (Commission              (IRS Employer
 of incorporation)                  File Number)             Identification No.)


      5440 N.W. 33rd Avenue, Suite 106, Fort Lauderdale, Florida 33309-6338
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (954) 714-0028


           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

         On December 5, 2003, the Registrant entered into an asset purchase agreement with various equipment owners and license owners to acquire various 220 MHz Specialized Mobile Radio ("SMR") Federal Communications Commission ("FCC") licenses and related communications equipment, as well as certain other assets, for an aggregate purchase price of $8,987,000, to be paid with the issuance of 2,998,000 shares of the Registrant's restricted common stock valued at $2.50 per share, and promissory notes payable in the amount of $1,492,000.

         On May 27, 2004, the Registrant and certain of such equipment owners and license owners closed upon the acquisition of certain of such assets, including certain of such 220 MHz FCC licenses, related communications equipment, radio inventory, certain office equipment, internally developed software and data based programs relating to industry-wide participant ownership of 220 MHz spectrum utilized for spectrum auction strategy and incumbent co-channel interference analysis, as well as certain other assets, for an aggregate purchase price of $7,495,000, including $2,240,000 of assumed obligations (trade accounts payable, promissory notes and other accrued expenses). The purchase price was paid with 2,102,000 shares of the Registrant's restricted common stock valued at $2.50 per share. The aggregate consideration for such purchased assets was determined based upon management's analysis of the fair market value of such assets taken as a whole, and its prior, substantial experience in effecting transactions of a similar nature.

         The principal officer and unit holder of SMR Advisory Group, L.C. ("SLC"), which served as the representative of the above-described equipment and license owners, and was itself the seller of certain assets, including office equipment and the obligations discussed above, including past due compensation owed by such entity to such person of $175,000.00, has and continues to provide informal, part-time, non-compensated consulting services to the Registrant relating to its business and operations. Such person may provide consulting services directly or indirectly to the Registrant of a similar nature in the future on a compensated basis as may be mutually determined and agreed upon. SLC itself owns a minority interest in certain entities from whom the Registrant has previously acquired certain 220 MHz FCC licenses and related equipment in consideration for restricted common stock of the Registrant, including certain of the entities which consummated the transactions described herein.

         The Registrant plans to utilize the licenses and related communications equipment and other acquired assets to operate 220 MHz SMR communications systems, comprised of such licenses and equipment, and to market such systems to prospective business customers in the geographical areas to which such FCC licenses relate. Most of such licenses relate to geographical areas east of the Mississippi River and within the eastern portion of the United States, with the balance located primarily in certain western states. Prior to their acquisition by the Registrant, the former owners of the subject licenses held such licenses for planned utilization in connection with the operation of 220 MHz SMR communications systems, but did not operate such systems. The Registrant plans to use the other assets acquired for the same purposes as utilized by the entities from whom such assets were acquired (ie. possible radio inventory sales, office operations). None of the sellers of the subject assets had any meaningful business operations prior to the purchase of such assets by the Registrant.

         The Registrant may in its discretion seek to acquire the remaining assets it did not acquire pursuant to the above-described asset purchase agreement, which are primarily several additional 220 MHz SMR licenses and related communications equipment relating to single site locations which are constructed but which have little or no subscribers or business operations, subject to the satisfaction of certain conditions precedent, including but not limited to completion of due diligence by the Registrant to its satisfaction and ratification by the holders of the majority of the equity ownership of such entities relating to the sale of such assets.

Item 5.  Other Events and Regulation FD Disclosure.

         On June 3, 2004, the Registrant and David L. George entered into a consulting services agreement whereby Mr. George agreed to serve as a part-time consultant to the Registrant on an independent contractor basis for various project areas, including product development and engineering, sales and marketing support, administration, spectrum management and network development, and to resign as an officer and employee. Mr. George formerly served as the Registrant's Chief Operating and Technical Officer. Pursuant to such agreement, the Registrant and Mr. George agreed that the April 26, 2002 employment agreement by and between the Registrant and Mr. George was terminated by mutual consent, that Mr. George was vested through May 31, 2004 with warrants to purchase 92,500 shares of the Registrant's restricted common stock at an exercise price of $3.00 through April 28, 2012, that he forfeited the unvested balance of warrants to purchase 27,500 shares of the Registrant's restricted common stock at the same exercise price per share and having the same exercise term, and that the Registrant has no continuing obligations under such prior employment agreement. The consulting agreement provides for Mr. George to consult approximately 20 hours per week commencing June 3, 2004 through April 20, 2005, subject to extension by mutual agreement, and to receive $1,350 per week for such services.

Forward-Looking Statements

         This report contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding the Registrant's plans for the assets purchased as described above, which plans are contingent upon the Registrant's ability to secure significant funding from outside funding sources, of which no assurances are given. There are no agreements, arrangements or understandings with any third parties concerning such funding. The Registrant's current and planned operations are very capital intensive and cash flow from operations is not currently sufficient to sustain such operations.

         Any forward-looking statements in this report are based on certain assumptions and analyses made by the Registrant in light of its experience and perception of trends, current conditions, future developments and other factors it believes are appropriate in the circumstances. Such statements are not a guarantee that they will prove true and actual results or developments may differ materially from those expressed. The Registrant makes no commitment to update any forward-looking statements included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

Item 7.  Financial Statement and Exhibits.

                  (a) Not Applicable

                  (b) Not Applicable

                  (c) Exhibits

                      Exhibit 10.15 - Asset Purchase Agreement by and among the Registrant, equipment owners and license owners, dated as of December 5, 2003

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      BIZCOM U.S.A., INC.


                                      By:  /s/Hanan Klein
                                           ---------------------------
                                           Hanan Klein, Chief Executive Officer


Dated:  June 29, 2004